EXHIBIT 21

                                                              Jurisdiction of
Name of Subsidiary                                             Incorporation
------------------                                            ---------------

ADP Atlantic, Inc.                                               Delaware
ADP Belgium CVA                                                   Belgium
ADP Brasil Ltda.                                                  Brazil
ADP Broker-Dealer, Inc.                                          New Jersey
ADP Brokerage International Limited                           United Kingdom
ADP Central, Inc.                                                Delaware
ADP Claims Solutions Group, Inc.                                 Delaware
ADP Credit Corp.                                                 Delaware
ADP Dealer Services Ltd.                                          Canada
ADP Dealer Services Deutschland GmbH                              Germany
ADP Dealer Services Italia s.r.l.                                  Italy
ADP East, Inc.                                                   Delaware
ADP Employer Services GmbH                                        Germany
ADP Europe S.A.                                                   France
ADP Financial Information Services, Inc.                         Delaware
ADP GSI S.A.                                                      France
ADP Hollander, Inc.                                              Delaware
ADP, Inc.                                                        Delaware
ADP Integrated Medical Solutions, Inc.                           Delaware
ADP Investor Communication Services, Inc.                        Delaware
ADP Nederland B.V.                                           The Netherlands
ADP Network Services International, Inc.                         Delaware
ADP Network Services Limited                                  United Kingdom
ADP of North America, Inc.                                       Delaware
ADP Output Services, Inc.                                        Delaware
ADP of Roseland, Inc.                                            Delaware
ADP Pacific, Inc.                                                Delaware
ADP Payroll Services, Inc.                                       Delaware
ADP Savings Association                                        Pennsylvania
ADP South, Inc.                                                  Delaware
ADP Tax Services, Inc.                                           Delaware
ADP TotalSource Group, Inc.                                      Florida
Audatex GmbH                                                   Switzerland
Audatex Holding GmbH                                           Switzerland
Audatex Deutschland Datenverarbeitungs GmbH                      Germany
Automatic Data Processing Limited                               Australia
Automatic Data Processing Limited                             United Kingdom
Automatic Data Processing SPRL                                   Belgium
Avert, Inc.                                                      Colorado
Business Management Software Limited                          United Kingdom
Canadian-Automatic Data Processing Services Ltd.                 Canada
Cunningham Graphics, Inc.                                      New Jersey
Cunningham Graphics International, Inc.                        New Jersey
Cunningham Graphics International, S.A.                   British Virgin Islands
Digital Motorworks Holdings, Inc.                                Texas
GSI Transport Tourisme S.A.                                      France

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                                                              Jurisdiction of
Name of Subsidiary                                             Incorporation
------------------                                            ---------------

Health Benefits America                                            Utah
Informex S.A.                                                     Belgium
OMR Systems Corporation                                         New Jersey
Wilco International Limited                                    United Kingdom

In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2002.

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